UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Act of 1934

Date of Report (Date of earliest event reported)	January 20, 2011

CHUGACH ELECTRIC ASSOCIATION, INC.
(Exact name of registrant as specified in its charter)

Alaska	33-42125	92-0014224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5601 Electron Drive, Anchorage, Alaska	99518
(Address of Principal’s Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(907) 563-7494

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On January 20, 2011, Chugach and the indenture trustee entered into a Second Amended and Restated Indenture of Trust (the Indenture) under which all of Chugach’s long-term obligations became secured by a lien on substantially all of Chugach assets.  Assets that are generally not subject to the lien of the Indenture include cash (other than cash deposited with the indenture trustee); instruments and securities; patents, trademarks, licenses and other intellectual property; vehicles and other movable equipment; inventory and consumable materials and supplies; office furniture, equipment and supplies; computer equipment and software; office leases; other leasehold interests for an original term of less than five years; contracts (other than power sales agreements with members having an original term exceeding three years, certain contracts specifically identified in the indenture, and other contracts relating to the ownership, operation or maintenance of generation, transmission or distribution facilities); non-assignable permits, licenses and other contract rights; timber and minerals separated from land; electricity, gas, steam, water and other products generated, produced or purchased; other property in which a security interest cannot legally be perfected by the filing of a Uniform Commercial Code financing statement, and certain parcels of real property specifically excepted from the lien of the Indenture.  The lien of the Indenture is subject to a list of permitted encumbrances that include matters existing on the date of the Indenture or the date on which property is later acquired; reservations in U.S. patents; non-delinquent or contested taxes, assessments and contractors’ liens; and various leases, rights-of-way, easements, covenants, conditions, restrictions, reservations, licenses and permits that do not materially impair Chugach’s use of the mortgaged property in the conduct of Chugach’s business.  Other than the creation of the lien on Chugach’s assets and related provisions dealing with lien releases and imposition of conditions for the issuance of additional debt on the basis of the cost of Chugach’s existing property and new property additions, there are no material differences between the Second Amended and Restated Indenture of Trust and the First Amended and Restated Indenture of Trust.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 21, 2011, Chugach completed the transaction previously reported on Chugach’s 8K dated November 17, 2010, and issued $90,000,000 of First Mortgage Bonds, 2011 Series A, due March 15, 2031 and $185,000,000 of First Mortgage Bonds, 2011 Series A, due March 15, 2041 for the purpose of repaying indebtedness and for general corporate purposes.  The 2011 Series A Bonds due March 15, 2031, will bear interest at 4.20% per annum, payable semi-annually on March 15 and September 15 of each year commencing on September 15, 2011.  Principal will be paid in equal installments on an annual basis beginning March 15, 2012, resulting in an average life of approximately 10 years.  The 2011 Series A Bonds due March 15, 2041, will bear interest at 4.75% per annum, payable semi-annually on March 15 and September 15 of each year commencing on September 15, 2011.  In addition, the Bonds will pay principal in equal installments on an annual basis beginning March 15, 2012, resulting in an average life of approximately 15.5 years.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 2, 2011	CHUGACH ELECTRIC ASSOCIATION, INC.

	By:	/s/ Bradley W. Evans
Bradley W. Evans
Chief Executive Officer